Exhibit 99.1

FutureTech II Acquisition Corp. Confirms Funding to Extend Period to Consummate Initial Business Combination

New Rochelle, NY/ February 21, 2023 FutureTech II Acquisition Corp. (Nasdaq: FTIIU, FTII, FTIIW) (the “Company”), a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, today announced that on February 17, 2023 it caused to be deposited $1,150,000 into the Company’s Trust account for its public stockholders, representing $0.10 per public share, allowing the Company to extend the period of time it has to consummate its initial business combination by three months from February 18, 2023, to May 18, 2023 (the “Extension”). The Extension the first of two three-month extensions permitted under the Company’s governing documents.

The securities described above were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-261886) that was originally filed with the Securities and Exchange Commission (“SEC”) on December 23, 2021 and declared effective on February 14, 2022. The offering was made only by means of a prospectus, copies of which may be obtained from: EF Hutton, division of Benchmark Investments, LLC, 590 Madison Ave, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and search for an initial business combination. Forward-looking statements are statements that are not historical facts and are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Offering filed with the SEC. Copies are available on the SEC’s website, www.sec.report. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Contact

FutureTech II Acquisition Corp.

128 Gail Drive

New Rochelle, NY 10805

Attn: Yuquan Wang

yuquanwang111@gmail.com

(914) 316-4805